Exhibit 22.1


                      IDAHO CONSOLIDATED METALS CORPORATION

               NOTICE OF ANNUAL AND EXTRAORDINARY GENERAL MEETING


NOTICE IS HEREBY GIVEN that the Annual and Extraordinary General Meeting of the Shareholders of IDAHO CONSOLIDATED METALS CORPORATION (hereinafter called the "Company") will be held on Wednesday, the 17th day of June, 1998 at the hour of 11 o'clock in the forenoon (Vancouver time) at The Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia, for the following purposes:

1. to receive the consolidated financial statements of the Company for the fiscal year ended December 31, 1997 (with comparative statements relating to the preceding fiscal period) together with the report of the Auditors' Report thereon;

2.   to determine the number of Directors for the ensuing year at 4;

3.   to elect Directors for the ensuing year;

4. to appoint Auditors for the ensuing year, and to authorize the Directors to fix their remuneration;

5. to consider and, if thought appropriate, to approve the grant of stock options and the amendment of any outstanding stock options granted to certain Insiders of the Company since the last annual general meeting of the Company, and to grant authority to the Directors to grant new stock options and amend existing stock options granted to certain Insiders until the date of the next annual general meeting of the Company; :

6. to consider and, if thought appropriate, to approve the possible change of control of the Company to the Tomasovich Family Trust and Theodore Tomasovich which may result in the event of the conversion of outstanding loans made by the Trust to the Company aggregating US$360,000; and

7.   to transact such other business as may properly come before the Meeting.

Accompanying this Notice of Annual and Extraordinary General Meeting is the Company's Quarterly Report for its fourth fiscal quarter which contains the Company's consolidated financial statements for the fiscal year ended December 31, 1997 and the auditors' report thereon, as well as an Information Circular, Proxy and a Supplemental Mailing List Form. The accompanying Information Circular provides information relating to the matters to be addressed at the meeting and is incorporated into this Notice.

Shareholders unable to attend the Annual and Extraordinary General Meeting in person should read the Notes accompanying the enclosed Proxy and complete and return the Proxy to the Company's Registrar and Transfer Agent, Montreal Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, within the time set out in the said Notes. The enclosed Proxy is solicited by Management and you may amend it, if you so desire, by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

DATED at Lewiston, Idaho, this 13th day of May, 1998.


                                   BY ORDER OF THE BOARD

                                   Signed:  "Delbert W. Steiner"
                                   ------------------------------
                                   DELBERT W. STEINER
                                   President, Chief Executive Officer
                                   and Director

                     IDAHO CONSOLIDATED METALS CORPORATION
                           504 Main Street, Suite 470
                              Lewiston, Idaho 83501

                            Telephone: (208) 743-0914
                            Facsimile: (208) 746-6678


                              INFORMATION CIRCULAR
              for the 1998 Annual and Extraordinary General Meeting of Members (containing information as at May 13, 1998 unless otherwise noted)


SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by management of IDAHO CONSOLIDATED METALS CORPORATION (the "Company") for use at the Annual and Extraordinary General Meeting of shareholders (the "Meeting") to be held on Wednesday, the 17th day of June, 1998 at the time and place and for the purposes set forth in the accompanying Notice of Meeting. While it is expected the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by directors, officers and employees of the Company. All costs of this solicitation will be borne by the Company.

The contents and the sending of this Information Circular have been approved by the Directors of the Company.

APPOINTMENT AND REVOCATION OF PROXIES

The individuals named in the accompanying form of proxy are directors or officers of the Company. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM OR HER AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE PROXY AND STRIKING OUT THE TWO PRINTED NAMES, OR BY COMPLETING ANOTHER PROXY. A proxy will not be valid unless the completed, dated and signed form of proxy is received by MONTREAL TRUST COMPANY OF CANADA, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, not less than 48 hours (excluding Saturdays and holidays) before the Meeting at which the person named therein purports to vote in respect thereof, or deposited with the Chairman of the Meeting at any time prior to the commencement of the Meeting.

A shareholder who has given a proxy may revoke it by an instrument in writing executed by the shareholder or by his or her attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered to the registered office of the Company at Suite 1040, Guinness Tower, 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9, at any time up to and including the last business day preceding the day of the Meeting or, if adjourned, any reconvening thereof, or to the Chairman of the Meeting on the day of the Meeting prior to its commencement or, if adjourned, any reconvening thereof, or in any other manner provided by law. A revocation of a proxy does not affect any matter on which a vote has been taken before the revocation.

VOTING OF PROXIES

SHARES REPRESENTED BY PROXY ARE ONLY ENTITLED TO BE VOTED ON A POLL AND, WHERE A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON HAS BEEN SPECIFIED IN THE FORM OF PROXY, THE SHARES WILL, ON A POLL, BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE SPECIFICATIONS SO MADE. SUCH SHARES WILL ON A POLL BE VOTED IN FAVOUR OF EACH MATTER FOR WHICH NO CHOICE HAS BEEN SPECIFIED BY THE SHAREHOLDER.

The enclosed Proxy when properly completed and delivered and not revoked confers discretionary authority upon the person appointed proxy thereunder to vote on amendments or variations of matters identified in the Notice of Annual General Meeting, and on other matters which may properly come before the Meeting. In the event that amendments or variations to matters identified in the Notice of Annual General Meeting are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the persons designated in the enclosed form of proxy to vote in accordance with their best judgment on such matters or business. At the time of printing of this Information Circular, management of the Company knows of no such amendment, variation or other matter to come before the Meeting.

APPROVAL OF MATTERS

Unless otherwise noted, approval of matters to be placed before the Meeting is by an "ordinary resolution", which is a resolution passed by a simple majority (50% plus one) of the votes cast by shareholders of a company present and entitled to vote in person or by proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Authorized Capital:            100,000,000 Common shares without par value
Issued and Outstanding:        9,434,650 Common shares without par value.

Only shareholders of record at the close of business on May 11, 1998 (the "Record Date"), who either personally attend the Meeting or who have completed and delivered a form of proxy in the manner and subject to the provisions described above shall be entitled to vote or to have their shares voted at the Meeting.

Each shareholder is entitled on a poll to one vote for each share registered in his or her name on the list of members, which is available for inspection during normal business hours at Montreal Trust Company of Canada and at the Meeting.

To the knowledge of the directors and senior officers of the Company, there are no individuals or companies who beneficially own, directly or indirectly, or exercise control or direction over shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, other than the Tomasovich Family Trust together with Theodore Tomasovich, a director of the Company (collectively hereinafter referred to as "Tomasovich"). As at the date of this information circular, Tomasovich beneficially owns, or exercises control or direction over, a total of 1,548,611 common shares being 16.41% of the present issued capital of the Company. In the event of exercise of 927,062 warrants held by Tomasovich and a stock option held by Mr. Tomasovich to purchase 50,000 shares, Tomasovich would own 2,525,673 common shares, being 24.26% of the then issued capital of the Company, assuming no other common shares were issued.

ELECTION OF DIRECTORS

The Board of Directors presently consists of 4 directors. It is intended to determine the number of directors at 4 and to elect 4 directors for the ensuing year.

The term of office of each of the present directors expires at the Meeting. The persons named below will be presented for election at the Meeting as management's nominees, and the persons named in the accompanying form of Proxy intend to vote for the election of these nominees. Management does not contemplate that any of these nominees will be unable to serve as a director. Each director elected will hold office until the next annual general meeting of the Company or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the Articles of the Company, or with the provisions of the Company Act (British Columbia), R.S.B.C. 1996, c.62 (the "Company Act").

Pursuant to Section 111 of the Company Act, Advance Notice of the Meeting was published in The Province Newspaper on April 22, 1998 and notice was provided to the Executive Director, British Columbia Securities Commission and the Vancouver Stock Exchange (the "Exchange") on April 22, 1998.

In the following table and notes thereto is stated the name of each person proposed to be nominated by management for election as a director, the country in which he is ordinarily resident, all offices of the Company now held by him, his principal occupation, the period of time for which he has been a director of the Company, and the number of shares of the Company beneficially owned by him, directly or indirectly, or over which he exercises control or direction, as at the date hereof.



Name, Position and Country                Principal Occupation                  Date Served        Number
of Resident(1)                          During the Past 5 Years (1)            as a Director      of Shares (2)
-------------------------               ---------------------------            -------------      -------------

Delbert W. Steiner (3)             President and Chief Executive Officer of     Since                673,782(4)
President, Chief Executive         the Company, Attorney-at-Law                 September 1988
Officer and Director
United States

Theodore J. Tomasovich (3)         President of PYJ Corporation, a private      Since              1,548,611 (5)
Director                           real estate/equities corporation located     July 1997
United States                      in Los Angeles, CA

Robert A. Young                    Principal of Robert A. Young and             Since                 41,315
Director                           Associates, a private corporate finance      July 1997
Canada                             and development company located in
                                   Vancouver, BC

Jag Vyas (3)                       Accountant, self-employed                    Since                Nil
Director                                                                        July 1997
Canada


(1) The information as to country of residence and principal occupation, not being within the knowledge of the Company, has been furnished by the respective directors individually.

(2) The information as to the shares beneficially owned or over which a director exercises control or direction, not being within the knowledge of the Company, has been furnished by the respective directors individually and is for the month ended April 30, 1998.

(3)  Denotes member of Audit Committee.

(4) Of this amount, 247,500 shares are performance shares which are allotted but not issued, and are held in trust by Montreal Trust Company of Canada.

(5) Shares held by the Tomasovich Family Trust. Reference "Voting Securities and Principal Holders Thereof" above for further particulars.

STATEMENT OF EXECUTIVE COMPENSATION

"Named Executive Officers" means the Chief Executive Officer ("CEO") of the Company, regardless of the amount of compensation of that individual and each of the Company's four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the most recent fiscal year and whose total salary and bonus amounted to $100,000 or more. In addition, disclosure is also required for any individuals whose total salary and bonus during the most recent fiscal year was $100,000 whether or not they are an executive officer at the end of the fiscal year.

The Company currently has one Named Executive Officer, namely, Delbert W. Steiner, the President, Chief Executive Officer and a director of the Company. The following table sets forth the compensation awarded, paid to or earned by the Company's Named Executive Officer during the fiscal years ended December 31, 1995, 1996 and 1997.

                           Summary Compensation Table


                                  Annual Compensation                 Long Term Compensation
                                                                         Awards           Payouts
                                                                 Securities   Restricted
    Name and                                         Other         Under      Shares or
    Principal        Year                            Annual       Options     Restricted    LTIP       All Other
    Position        Ending     Salary     Bonus   Compensation    Granted       Share      Pay-outs   Compensation
                                                                    (1)         Units
------------------------------------------------------------------------------------------------------------------
Delbert Steiner      1997     $69,000      NIL         NIL         150,000      NIL          NIL          NIL
President, CEO       1996     $49,012      NIL         NIL          N/A         NIL          NIL          NIL
and Director         1995     $18,870      NIL         NIL       70,000 (1)     NIL          NIL          NIL


(1) On May 17, 1996, Mr. Steiner acquire 10,000 shares on the partial exercise of this option.

                         Long Term Incentive Plan Awards

Long term incentive plan awards ("LTIP") means "any plan providing compensation intended to serve as an incentive for performance to occur over a period longer than one financial year whether performance is measured by reference to financial performance of the Company or an affiliate, or the price of the Company's shares but does not include option or stock appreciation rights plans or plans for compensation through restricted shares or units". No LTIPs were granted to the Named Executive Officer or directors during the the fiscal year ended December 31, 1997.

                            Stock Appreciation Rights

Stock appreciation rights ("SAR's") means a right, granted by an issuer or any of its subsidiaries as compensation for services rendered or in connection with office or employment, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of the Company's shares. No SARs were granted to or exercised by the Named Executive Officer or directors during the fiscal year ended December 31, 1997.

                   Option Granted During the Last Fiscal Year

The following table sets forth particulars of stock options granted by the Company to the Named Executive Officer during the fiscal year ended December 31, 1997.



                                             % of Total
                                               Options
                            Securities       Granted to                       Market Value of
                               Under        Employees in     Exercise or   Securities Underlying
                           Options/SARs      Fiscal Year     Base Price     Options on the Date
          Name                Granted                       ($/Security)          of Grant           Expiration Date
                                (#)                                             ($/Security)
--------------------------------------------------------------------------------------------------------------------
Delbert Steiner             150,000(1)        26.8%(2)        $1.15(3)            $1.15(3)         February 13, 2001


(1)  Options granted on February 13, 1997.
(2)  Percentage of all options granted during the last fiscal year.
(3) The exercise price of the stock options was originally priced at $1.15. Subsequent to the fiscal year ended December 31, 1997 it was amended to $0.26. The repricing of the stock options was approved by the Directors of the Company and is subject to Exchange acceptance.

       Table of Option Repricings to Named Executive Officer and Directors

The following table sets forth details of all repricings of stock options during the fiscal year ended December 31, 1997 in respect of the Named Executive Officer.


Name               Date of          Securities       Market Price of   Exercise       New           Length of
                   Repricing        Under            Securities at     Price at       Exercise      Original
                                    Options/SARs     Time of           Time of        Price         Option Term
                                    Repriced or      Repricing or      Repricing or   ($/Security)  Remaining at
                                    Amended (#)      Amendment         Amendment                    Date of
                                                     ($/Security)      ($/Security)                 Repricing or
                                                                                                    Amendment
-----------------------------------------------------------------------------------------------------------------
Delbert Steiner    February 13/97       60,000             $1.09            $1.80       $1.15(1)       32 months


(1) The exercise price of the stock options was further amended to $0.26 subsequent to the fiscal year ended December 31, 1997. The repricing of the stock options to $0.26 was approved by the Directors of the Company and is subject to Exchange acceptance.


The following table sets forth details of all repricings of stock options during the fiscal year ended December 31, 1997 in respect of the Directors who are not Named Executive Officers as a Group:



Name               Date of           Securities      Market Price of   Exercise       New           Length of
                   Repricing         Under           Securities at     Price at       Exercise      Original
                                     Options/SARs    Time of           Time of        Price         Option Term
                                     Repriced or     Repricing or      Repricing or   ($/Security)  Remaining at
                                     Amended (#)     Amendment         Amendment                    Date of
                                                     ($/Security)      ($/Security)                 Repricing or
                                                                                                    Amendment
-----------------------------------------------------------------------------------------------------------------
Directors who      February 13/97       50,000(1)          $1.09            $1.80         $1.15      32 months(1)
are not Names
Executive
Officers as a
Group (1)


(1) Options were cancelled subsequent to the fiscal year ended December 31, 1997, 30 days after the resignation of the director.

Options were repriced once during the fiscal year ended December 31, 1997 in accordance with VSE Policy based on a ten day average closing price for the Company's shares on the Exchange immediately prior to the date of such repricing, without any discount (the "Market Price"). The Company's policy on compensation provides that options will generally not be repriced in the event of temporary fluctuations in market price. Such repricing was considered reasonable in light of the significant changes in market conditions during fiscal 1997. In accordance with VSE Policy, the Company received member approval to such repricing in advance at its last annual general meeting. Such repricing was subject to Exchange acceptance, which was obtained.

                                  Pension Plans

The Company does not provide retirement benefits for directors or executive officers.

 Termination of Employment, Change in Responsibilities and Employment Contracts

The Company has no plans or arrangements in respect of remuneration received or that may be received by the Chief Executive Officer in the Company's most recently completed financial year or current fiscal year in respect of compensating such officers in the event of termination of employment (as a result of resignation, retirement, change of control, etc.) or a change in responsibilities following a change of control, where the value of such compensation exceeds $100,000 per executive officer.

                            Compensation of Directors

The Company has no standard arrangement pursuant to which directors are compensated by the Company for their services in their capacity as directors, except for the granting from time to time of incentive stock options in accordance with the policies of the Exchange.

The following table sets forth stock options granted by the Company during the fiscal year ended December 31, 1997 to directors who are not Named Executive Officers of the Company:



                                              % of Total
                                                Options
                              Securities      Granted to                          Market Value of
                                 Under       Employees in   Exercise or Base        Securities
                             Options/SARs     Fiscal Year         Price         Underlying Options
           Name                 Granted                       ($/Security)     on the Date of Grant    Expiration Date
                                  (#)                                              ($/Security)
----------------------------------------------------------------------------------------------------------------------

Theodore Tomasovich              50,000           9%            $0.56(1)               $0.54          Aug 27, 2001

Robert Young                    100,000          18%            $1.15(1)               $1.09          Feb 13, 2001
                                 50,000           9%            $0.56(1)               $0.54          Aug 27, 2001

Jag Vyas                         50,000           9%            $0.56(1)               $0.54          Aug 27, 2001

Geddes Webster                   50,000(2)        9%            $1.15                  $1.09          cancelled


(1) The exercise price of the stock options was further amended to $0.26 subsequent to the fiscal year ended December 31, 1997. The repricing of the stock options to $0.26 was approved by the Directors of the Company and is subject to Exchange acceptance.

(2) Options were cancelled during the fiscal year ended December 31, 1997, 30 days after the resignation of the director.


INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

No director, executive officer or senior officer of the Company, proposed management nominee for election as a director of the Company or each associate or affiliate of any such director, executive or senior officer or proposed nominee is or has been at any time during the Company's last completed fiscal year indebted to the Company or its subsidiaries or is and has been indebted to another entity where such indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or its subsidiaries, other than routine indebtedness.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

                                Private Placement

On March 18, 1998, the Company issued by way of private placement 1,763,233 units (each unit consisting of one common share and one non-transferable warrant) at a price of $0.60 per unit, for gross subscription proceeds of $1,057,939.80 to eight subscribers. Each warrant entitles the holder to purchase one additional common share in the capital stock of the Company for a term of two years ending on March 18, 2000 at a price of $0.60 per share in the first year and at a price of $0.70 per share in the second year. The following insider of the Company participated in this private placement as follows:



        Name                        Relationship                 Number of Units

Tomasovich Family Trust    controlled by Theodore Tomasovich, a     927,062
                           director of the Company


                                 Shares for Debt
On April 21, 1998, the Company issued to five creditors a total of 567,209 common shares in its capital stock at a price of $0.73 per share to settle indebtedness totalling $414,063.17. The following insiders of the Company or their associates or affiliates participated in the shares for debt transaction as follows:



Name                                                 Relationship                              No. of Shares
----                                                 ------------                              -------------

Tomasovich Family Trust                  controlled by Theodore Tomasovich, a director of         77,137
                                         the Company


Staley, Okada, Chandler & Scott          Ken Scott, an officer of the Company, is a               64,407
Chartered Accountants                    partner of Staley, Okada


Wilfried Struck                          officer of the Company                                   38,569


Delbert Steiner                          officer of the Company                                  247,781


Robert Young & Associates                controlled by Robert Young, a director of the            39,315
                                         Company


Except as disclosed herein and other than transactions carried out in the ordinary course of business of the Company or its subsidiaries, none of the directors or senior officers of the Company, a proposed management nominee for election as a director of the Company, any member beneficially owning shares carrying more than 10% of the voting rights attached to the shares of the Company nor an associate or affiliate of any of the foregoing persons has since January 1, 1997 (being the commencement of the Company's last completed financial year) any material interest, direct or indirect, in any transactions which materially affected or would materially affect the Company or any of its subsidiaries.

APPOINTMENT OF AUDITORS

Unless such authority is withheld, the persons named in the accompanying proxy intend to vote for the re-appointment of Coopers & Lybrand, Certified Public Accountants, as auditors of the Company and to authorize the directors to fix their remuneration. Coopers & Lybrand were first appointed auditors of the Company in June 1995.

MANAGEMENT CONTRACTS

Pursuant to an agreement dated January 1, 1997, the Company employed the services of Wilfried J. Struck as its Chief Operating Officer and Vice-President, Mining and Exploration at a salary of US$5,000 per month for an initial term of one year. During fiscal 1997, the agreement was renewed for an additional one year term.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The policies of the Exchange require shareholder approval to any possible change of control of a company resulting from certain transactions including private placements. A possible change of control of the Company may occur as a result of the acquisition of convertible securities by the Tomasovich Family Trust by private placement. Reference should be made to "Change of Control" herein for further particulars of the possible change of control of the Company to the Tomasovich Family Trust and Theodore Tomasovich, a director of the Company. Other than as set forth in this Information Circular, no person who has been a director or senior officer of the Company at any time since the beginning of the last fiscal year, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon other than the election of directors or the appointment of auditors. Directors and senior officers may, however, be interested in the general authorization granted to the Company's Board of Directors with respect to "Stock Options to Insiders" as detailed herein.

STOCK OPTIONS TO INSIDERS

The Company currently may grant, pursuant to the policies of the Exchange, stock options to its directors, senior officers and employees or to employees of a company providing management services to the Company in consideration of their providing their services to the Company and to independent consultants. The number of shares subject to each option and the price per share is determined by the Company's Board of Directors within the guidelines established by the Exchange. The option agreements must provide that the option can only be exercised by the optionee and only so long as the optionee shall continue in the capacity as a director, senior officer or employee of the Company or an independent consultant or within a period of not more than 30 days after ceasing to be a director, officer, employee or independent consultant, or, if the optionee dies, within one year from the date of the optionee's death. Approval will be sought at the Annual General Meeting in respect of all incentive stock options which were granted to insiders ("Insiders") of the Company (as that term is defined in the Securities Act (British Columbia) subsequent to the last Annual General Meeting, the details of which are described herein under the heading "Statement of Executive Compensation". All such options were granted in accordance with the policies of the Exchange and were accepted for filing by the Exchange.

For the purpose of satisfying the Exchange's requirement that shareholders approve stock options granted to Insiders prior to their exercise, the Company is also seeking the approval of the members, in advance, to each amendment which may be made by the Company to the terms of existing stock options remaining outstanding which were granted to Insiders or to other persons whose stock options as originally constituted were approved by the members of the Company and to each grant by the Company of new options to Insiders and any amendments thereafter to such new options until the date of the next Annual General Meeting. Any new options will be granted and/or amended, or any alterations to existing options will be made, only on the approval of the board of directors and in accordance with the policies of the Exchange in effect at the time of grant or amendment. Accordingly, management of the Company is seeking shareholder approval to the following resolution:

     "RESOLVED THAT the grant by the Company of stock options to Insiders and any amendments to such stock options granted to Insiders since the date of the last annual general meeting, and the granting of new stock options to Insiders of the Company and any amendments to outstanding stock options held by Insiders of the Company at any time until the date of the next Annual General Meeting, on terms within the policies of the Vancouver Stock Exchange in effect at the time of grant or amendment, be and the same are hereby approved."






OTHER BUSINESS

                                Change of Control

The policies of the Exchange require shareholder approval to any possible change of control of a company resulting from certain transactions including private placements. A "control person" is defined in the British Columbia Securities Act as:

     (a) a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

     (b) each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer.

At the Meeting, the shareholders will be requested to approve a possible change of control of the Company to the Tomasovich Family Trust and Theodore Tomasovich, a director of the Company, of 600 Wilshire Blvd., Suite 1410, Los Angeles, California, 90017, which may occur as a result of the acquisition of convertible securities by the Tomasovich Family Trust by private placement.

Theodore Tomasovich, a director of the Company, is the trustee of the Tomasovich Family Trust (the "Trust") and has voting control of the Trust. Over the past year, the Trust has participated in financings of the Company and a debt settlement. As at the date hereof, the Trust, together with Theodore Tomasovich, who is acting jointly or in concert with the Trust, beneficially owned, or exercised control or direction over, a total of 1,548,611 common shares in the capital stock of the Company, being 16.41% of the present issued capital. In addition, the Trust holds warrants to purchase 927,062 shares exercisable until March 18, 2000 at a price of $0.60 per share in the first year and $0.70 per share in the second year and Theodore Tomasovich holds a stock option to purchase 50,000 common shares in the capital stock of the Company exercisable until August 27, 2001 originally at a price of $0.56 per share, being reduced to $0.26 per share subject to acceptance by the Exchange.

The Company is borrowing an aggregate of US$360,000 from the Trust in 1998 and is issuing convertible promissory notes in connection therewith as follows:

(a) On January 23, 1998, the Company borrowed the sum of US$100,000 ("Loan #1") and issued a convertible promissory note to the Trust. After June 17, 1998, the Trust may require the Company to convert all or any portion of the principal amount of Loan #1 advanced and then outstanding into units ("Units"), each Unit consisting of one common share and one non-transferable common shares purchase warrant ("Warrant"), at a conversion price of one Unit for each Cdn$0.26 of indebtedness in the first year and for each Cdn$0.31 of indebtedness in the second year. If the principal outstanding amount of Loan #1 is converted in whole in year one, the Company would issue a maximum of 546,154 common shares at $0.26 per share and Warrants to purchase a maximum of 546,154 common shares. If the principal outstanding amount of Loan #1 is converted in whole in year two, the Company would issue a maximum of 458,064 common shares at a price of $0.31 per share and issue Warrants to purchase up to a maximum of 458,064 common shares. The Warrants would be exercisable for a term of two years at a price of $0.26 per share in the first year and $0.31 per share in the second year;

(b) On March 31, 1998, the Company borrowed the sum of US$110,000 ("Loan #2") and issued a convertible promissory note to the Trust. After June 17, 1998, the Trust may require the Company to convert all or any portion of the principal amount of Loan #2 advanced and then outstanding into Units at a conversion price of one Unit for each Cdn$0.26 of indebtedness in the first year and for each Cdn$0.31 of indebtedness in the second year. If the principal outstanding amount of Loan #2 is converted in whole in year one, the Company would issue a maximum of 600,769 common shares at $0.26 per share and Warrants to purchase a maximum of 600,769 common shares. If the principal outstanding amount of Loan #2 is converted in whole in year two, the Company would issue a maximum of 503,871 common shares at a price of $0.31 per share and issue Warrants to purchase up to a maximum of 503,871 common shares. The Warrants would be for a term of two years at a price of $0.26 per share in the first year and $0.31 per share in the second year;

(c) The Company intends to borrow the sum of US$150,000 ("Loan #3") and issue a convertible promissory note to the Trust. After June 17, 1998, the Trust may require the Company to convert all or any portion of the principal amount of Loan #3 advanced and then outstanding into Units at a conversion price of one Unit for each Cdn$0.23 of indebtedness in the first year and for each Cdn$0.28 of indebtedness in the second year. If the principal outstanding amount of Loan #3 is converted in whole in year one, the Company would issue a maximum of 932,608 common shares at $0.23 per share and Warrants to purchase a maximum of 932,608 common shares. If the principal outstanding amount of Loan #3 is converted in whole in year two, the Company would issue a maximum of 766,071 common shares at a price of $0.28 per share and issue Warrants to purchase up to a maximum of 766,071 common shares. The Warrants would be exercisable for a term of two years at a price of $0.23 per share in the first year and $0.27 per share in the second year.

The material terms of the Convertible Letter Agreements for Loans #1, #2 and #3 (together, the "Loans") are the same and are summarized as follows:

(b) the outstanding principal amount of the Loans bears interest at 9% per annum;

(c) the outstanding principal amount of the Loans shall be repaid together with any outstanding interest thereon, to the Trust on or before the second anniversary (the "Maturity Date") of the applicable date the funds were advanced to the Company (the "Payment Date");

(d) the Company shall pay the interest on the outstanding principal amount of the Loans to the Trust annually on the first anniversary of the Payment Date and on the Maturity Date while any amount of the respective Loans remains outstanding;

(e) the Company may prepay the outstanding principal amount of the Loans and outstanding interest at any time six months after the Payment Date; and

(f) after June 17, 1998, the Trust may require the Company to convert all or any portion of the outstanding principal amount of the Loans into Units at the conversion prices as set out above.

The Company borrowed the principal amount of Loans #1 and #2 for the purpose of paying certain legal fees arising from litigation between the Company and Mr. Joe Swisher and for working capital purposes and the Company borrowed the principal amount of Loan #3 for the purpose of settling the lawsuit between the Company and Mr. Swisher with the balance to be used for working capital. The Convertible Loan Agreements between the Company and the Trust with respect to each of the Loans are subject to acceptance for filing by the Exchange.

If all or any part of the outstanding principal amounts of the Loans are converted into Units (shares and Warrants), it is possible that the Trust will then beneficially own or have control over 20% or more of the Company's issued and outstanding shares and, as a result, become a "control person" of the Company. Pursuant to the policies of the Exchange, shareholder approval to the change of control of the Company is required prior to any of the Loans being converted into Units. Accordingly, management of the Company is seeking shareholder approval to the possible change of control of the Company to the Trust and Theodore Tomasovich. Theodore Tomasovich and the Trust will abstain from voting on the resolution. The shareholders of the Company will be requested to pass the following ordinary resolution:

     "RESOLVED that the possible change of control of the Company to the Tomasovich Family Trust and Theodore Tomasovich which may result from the conversion in whole or in part of the outstanding principal indebtedness of loans made by the Tomasovich Family Trust to the Company aggregating US$360,000 into common shares and warrants to purchase additional common shares in the capital stock of the Company, be and the same is hereby approved."

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

                              ON BEHALF OF THE BOARD OF DIRECTORS

                              Signed: "Delbert W. Steiner"
                              --------------------------------------
                              DELBERT W. STEINER
                              President, Chief Executive Officer and Director